Exhibit 23.3

CONSENT OF SCOTT & STRINGFELLOW

We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated September 25, 2002, rendered to the Board of Directors of Cardinal Bankshares Corporation in connection with its merger with MountainBank Financial Corporation and the use of our name, and the statements with respect to us, appearing in the Registration Statement.

SCOTT & STRINGFELLOW, INC.

By:	/s/ GARY S. PENROSE
Gary S. Penrose

Richmond, Virginia
January 9, 2003